UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 25, 2016 (October 20, 2016)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 20, 2016, the Board of Directors (the “Board”) of Kimball Electronics, Inc. (the “Company”) approved a nonqualified deferred compensation plan, the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan (the “Plan”), for the members of the Board that are not employees of the Company (the “Directors”), effective October 20, 2016. The Plan gives the Directors the option to defer receipt of some or all of the shares of the Company’s common stock, no par value (the “Common Stock”), payable for their annual retainer fees for their service as Directors. The Company will reserve one million (1,000,000) shares of Common Stock for issuance under the Plan, subject to adjustments in certain events, and the shares will be authorized but unissued shares of Common Stock.
Under the Plan, the Directors may elect to defer their eligible fees by completing the Fee Deferral Election Agreement (the “Agreement”) for the respective plan year from November 1 through October 31. The election to defer the eligible fees is irrevocable and may not be revoked or modified, subject to certain exceptions. The deferred fees are payable upon a Director’s retirement or termination from the Board or death.
The foregoing descriptions of the Plan and Agreement are only a summary of the material terms of the Plan and the Agreement. For complete text of the Plan, see the Plan filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference. For complete text of the Agreement, see the form agreement filed with this Current Report on Form 8-K as Exhibit 10.2, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Share Owners of the Company was held on October 20, 2016, and the following items were voted on by Share Owners:
1. The Board is divided into three classes with approximately one-third of the directors up for election each year, with Class II standing for re-election at this meeting. Members of the Board are elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting. Class II members were elected based on the following election results:

Class II Nominees as Directors serving a 3 year term	Votes For	Votes Withheld	Broker Non-Votes
Christine M. Vujovich	18,384,274	4,326,898	2,217,675
Thomas J. Tischhauser	18,882,607	3,828,565	2,217,675

2. The ratification of the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the fiscal year 2017 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining
24,892,208	17,508	19,131

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan
10.2	Form of Fee Deferral Election Agreement under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: October 25, 2016

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan
10.2	Form of Fee Deferral Election Agreement under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan